Exhibit 99.1

Allegro MicroSystems Announces Results for the Second Fiscal Quarter Ended
September 25, 2020
--Strong Growth and Solid Operating Results--

Manchester, NH, November 19, 2020 – Allegro MicroSystems, Inc. (“Allegro” or the “Company”) (Nasdaq:ALGM), a global leader in power and sensing semiconductor solutions for motion control and energy efficient systems, today announced financial results for its second fiscal quarter ended September 25, 2020. Total net sales for the three-month period ended September 25, 2020 was $136.6 million, an increase of 18.8% from the prior quarter, demonstrating strong revenue recovery.

“Our business turned a corner in the second fiscal quarter, rebounding off the lows related to the pandemic and showing a quick recovery in our key markets in automotive and industrial where we believe we continue to gain market share,” said Ravi Vig, President and CEO of Allegro MicroSystems. “While uncertainty remains, we have our eye on our long-term opportunities and believe we are in the sweet spot of the convergence of growth trends in automotive, Industry 4.0, data center and green energy, positioning us to take full advantage of a market recovery.”

Business Summary

Automotive revenue was up 17.2% sequentially during the second quarter driven by global auto production growth and also strength in the Company’s xEV business, which nearly doubled from the three-month period ended September 27, 2019. During the second fiscal quarter, the Company completed its strategic acquisition of Voxtel, a privately held company specializing in advanced photonics and 3D imaging technology including components for long-range, eye-safe Light Detection and Ranging (LiDAR). This acquisition brings together Voxtel’s laser and imaging expertise with Allegro’s automotive leadership and scale to enable what the Company believes will be the next generation of Advanced Driver Assistance Systems (ADAS).

Industrial revenue in the second quarter was up 19.7% year-over-year compared to the same prior year fiscal period and 6.1% sequentially due to continued strength in demand for the Company’s three-phase drivers in data centers. The Company’s “Other” business, which represents non-strategic markets, including white goods, desktop computing, printers and peripherals, benefited in part from COVID-related demand for these products.

Business Outlook

For the third fiscal quarter ending December 25, 2020, the Company expects total net sales to be in the range of $147 million to $151 million, with both the Automotive and Industrial businesses growing from the second fiscal quarter. Non-GAAP gross margin is expected to be in the range of 50% - 51%, and non-GAAP earnings per fully-diluted share for the same period is expected to be in the range of $0.11 to $0.12. This guidance is based on an estimated approximate 189.4 million fully-diluted shares outstanding.

Allegro has not provided a reconciliation of its third fiscal quarter outlook for non-GAAP gross margin and non-GAAP earning per fully-diluted share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate between such forward-looking non-GAAP measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to Allegro’s ability to estimate these items are out of its control and/or cannot be reasonably predicted, including with respect to transaction fees, stock compensation charges, facility closing and consolidation costs, deferred financing costs associated with the repayment of at least 75% of the Company’s $325 million term loan, a pre-IPO $400 million dividend; and the tax consequences of each of these events.

Earnings Webcast

A webcast will be held on Thursday, November 19, at 8:30 a.m. Eastern time. Ravi Vig, Chief Executive Officer and Paul Walsh, Chief Financial Officer, will discuss Allegro’s financial results.

The webcast will be available on the Investor Relations section of the Company’s website at investors.allegromicro.com. A recording of the webcast will be posted in the same location and will be available shortly after the call concludes and will be available for at least 30 days.

About Allegro MicroSystems

Allegro MicroSystems is a leading global designer, developer, fabless manufacturer and marketer of sensor integrated circuits (“ICs”) and application-specific analog power ICs enabling emerging technologies in the automotive and industrial markets. Allegro’s diverse product portfolio provides efficient and reliable solutions for the electrification of vehicles, automotive ADAS safety features, automation for Industry 4.0 and power saving technologies for data centers and green energy applications.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the expected benefits resulting from our acquisition of Voxtel and our expected financial performance for our third fiscal quarter ending December 25, 2020. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “target,” “mission,” “may,” “will,” “would,” “should,” “could,” “target,” “potential,” “project,” “predict,” “contemplate,” “potential,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: downturns or volatility in general economic conditions, including as a result of the COVID-19 pandemic, particularly in the automotive market; our ability to compete effectively with intense competition, expand our market share and increase our profitability; our ability to compensate for decreases in average selling prices of our products; the cyclical nature of the analog semiconductor industry; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; our ability to fully realize the benefits of past and potential future initiatives designed to improve our competitiveness, growth and profitability; our ability to accurately predict our quarterly net sales and operating results; our ability to adjust our supply chain volume to account for changing market conditions and customer demand; our dependence on manufacturing operations in the Philippines; changes in government trade policies, including the imposition of tariffs and export restrictions; and our ability to protect our proprietary technology and inventions through patents or trade secrets; and other important factors discussed under the caption “Risk Factors” in our final prospectus on Form 424(b) filed with the U.S. Securities and Exchange Commission (“SEC”) on October 30, 2020, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors & Media page of our website at investors.allegromicro.com.

All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

ALLEGRO MICROSYSTEMS, INC.
Consolidated Statements of Income
(in thousands, except share and per share amounts)
(Unaudited)

	Three-Month Period Ended		Six-Month Period Ended
	September 25, 2020	September 27, 2019	September 25, 2020	September 27, 2019
Net sales	$114,138	$146,615	$205,519	$282,891
Net sales to related party	22,511	16,625	46,131	32,792
Total net sales	136,649	163,240	251,650	315,683
Cost of goods sold	74,879	94,634	134,179	187,690
Gross profit	61,770	68,606	117,471	127,993
Operating expenses:
Research and development	25,130	25,952	49,510	52,080
Selling, general and administrative	24,238	27,593	51,027	53,121
Total operating expenses	49,368	53,545	100,537	105,201
Operating income	12,402	15,061	16,934	22,792
Other income (expense):
Interest income (expense), net	350	(65)	663	(70)
Foreign currency transaction (loss) gain	(1,318)	609	(1,186)	3,360
Income in earnings of equity investment	246	—	458	—
Other, net	20	(1,189)	213	(1,096)
Income before income taxes	11,700	14,416	17,082	24,986
Income tax provision	2,082	2,833	2,610	10,168
Net income	9,618	11,583	14,472	14,818
Net income attributable to non-controlling interests	34	18	68	69
Net income attributable to Allegro MicroSystems, Inc.	$9,584	$11,565	$14,404	$14,749
Net income attributable to Allegro MicroSystems, Inc. per share:
Basic and diluted	$0.96	$1.16	$1.44	$1.47
Weighted average shares outstanding:
Basic and diluted	10,000,000	10,000,000	10,000,000	10,000,000

Supplemental Schedule of Total Net Sales
The following table summarizes net sales by core end market and other applications. Other applications include sales of wafer foundry products and from the distribution of Sanken products unrelated to and no longer part of the Company’s business in fiscal year 2021.

	Three-Month Period Ended		Change		Six-Month Period Ended		Change
	September 25, 2020	September 27, 2019	Amount	%	September 25, 2020	September 27, 2019	Amount	%
	(Dollars in thousands)
Core end markets:
Automotive	$89,479	$98,209	$(8,730)	(8.9)%	$165,857	$190,607	$(24,750)	(13.0)%
Industrial	21,650	18,092	3,558	19.7%	42,056	34,737	7,319	21.1%
Other	25,520	20,542	4,978	24.2%	43,737	38,329	5,408	14.1%
Total core end markets	136,649	136,843	(194)	(0.1)%	251,650	263,673	(12,023)	(4.6)%
Other applications:
Wafer foundry products	—	16,698	(16,698)	(100.0)%	—	32,988	(32,988)	(100.0)%
Distribution of Sanken products	—	9,699	(9,699)	(100.0)%	—	19,022	(19,022)	(100.0)%
Total net sales	$136,649	$163,240	$(26,591)	(16.3)%	$251,650	$315,683	$(64,033)	(20.3)%

Supplemental Schedule of Stock-Based Compensation
The Company recorded stock-based compensation expense in the following expense categories of its unaudited consolidated statements of income:

	Three-Month Period Ended		Six-Month Period Ended
(In thousands)	September 25, 2020	September 27, 2019	September 25, 2020	September 27, 2019
Cost of sales	$53	$45	$150	$90
Research and development	32	26	53	45
Selling, general and administrative	495	303	822	613
Total stock-based compensation	$580	$374	$1,025	$748

Supplemental Schedule of Acquisition Related Intangible Amortization Costs
The Company recorded intangible amortization expense related to its acquisition of Voxtel in the following expense categories of its unaudited consolidated statements of income:

	Three-Month Period Ended		Six-Month Period Ended
(In thousands)	September 25, 2020	September 27, 2019	September 25, 2020	September 27, 2019
Cost of sales	$105	$—	105	—
Selling, general and administrative	9	—	9	—
Total intangible amortization	$114	$—	$114	$—

ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 25, 2020 (Unaudited)	March 27, 2020
Assets
Current assets:
Cash and cash equivalents	$201,998	$214,491
Restricted cash	6,354	5,385
Trade accounts receivable, net of allowances of doubtful accounts of $338 and $288 at September 25, 2020 and March 27, 2020, respectively	57,926	59,457
Trade and other accounts receivable due from related party	16,783	30,851
Accounts receivable - other	2,780	1,796
Inventories	104,796	127,227
Prepaid expenses and other current assets	16,585	9,014
Total current assets	407,222	448,221
Property, plant and equipment, net	217,901	332,330
Deferred income tax assets	6,861	7,217
Goodwill	20,257	1,285
Intangible assets, net	36,274	19,958
Related party note receivable	51,377	—
Equity investment in related party	25,028	—
Other assets, net	14,779	8,810
Total assets	$779,699	$817,821
Liabilities, Non-Controlling Interest and Stockholders' Equity
Current liabilities:
Trade accounts payable	$23,856	$20,762
Amounts due to related party	1,157	4,494
Accrued expenses and other current liabilities	64,929	56,855
Current portion of related party debt	—	25,000
Bank lines-of-credit	33,000	43,000
Total current liabilities	$214,491	$99,743
Related party notes payable, less current portion	5,385	3,514
Other long-term liabilities	$219,876	$103,257
Total liabilities	439,752	206,514
Commitments and contingencies
Stockholders' Equity:
Common stock:
Class A, $.01 par value; 12,500,000 shares authorized; 10,000,000 shares issued and outstanding at September 25, 2020 and March 27, 2020	100	100
Class L, $.01 par value; 1,000,000 shares authorized; 638,298 shares issued and outstanding September 25, 2020; 622,470 shares issued and outstanding at March 27, 2020	6	6
Additional paid-in capital	439,732	458,697
Retained earnings	208,759	194,355
Accumulated other comprehensive loss	(14,133)	(19,976)
Equity attributable to Allegro MicroSystems, Inc.	634,464	633,182
Non-controlling interests	1,042	950
Total stockholders' equity	635,506	634,132
Total liabilities, non-controlling interest and stockholders' equity	$779,699	$817,821

ALLEGRO MICROSYSTEMS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six-Month Period Ended
	September 25, 2020	September 27, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,472	$14,818
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,026	31,477
Deferred income taxes	1,307	(320)
Stock-based compensation	1,025	748
Loss on disposal of assets	293	559
Provisions for inventory and bad debt	209	1,941
Changes in operating assets and liabilities:
Trade accounts receivable	6,196	10,294
Accounts receivable - other	(1,292)	1,148
Inventories	(8,772)	3,043
Prepaid expenses and other assets	(16,725)	(3,863)
Trade accounts payable	2,793	(759)
Due to/from related parties	10,731	(19,601)
Accrued expenses and other current and long-term liabilities	(5,623)	(11,769)
Net cash provided by operating activities	28,640	27,716
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(18,091)	(18,199)
Acquisition of business, net of cash acquired	(8,500)	—
Proceeds from sales of property, plant and equipment	282	3,920
Contribution of cash balances due to divestiture of subsidiary	(16,335)	—
Net cash used in investing activities	(42,644)	(14,279)
CASH FLOWS FROM FINANCING ACTIVITIES:
Related party note receivable	—	30,000
Net cash provided by financing activities	—	30,000
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	2,480	(7,157)
Net (decrease) increase in Cash and cash equivalents and Restricted cash	(11,524)	36,280
Cash and cash equivalents and Restricted cash at beginning of period	219,876	103,257
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD:	$208,352	$139,537
RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents at beginning of period	$214,491	$99,743
Restricted cash at beginning of period	5,385	3,514
Cash and cash equivalents and Restricted cash at beginning of period	$219,876	$103,257
Cash and cash equivalents at end of period	201,998	134,349
Restricted cash at end of period	6,354	5,188
Cash and cash equivalents and Restricted cash at end of period	$208,352	$139,537
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$107	$763
Cash paid for income taxes	$6,385	$4,582
Non-cash transactions:
Changes in Trade accounts payable related to Property, plant and equipment, net	$(4,000)	$(2,659)
Loans to cover purchase of common stock under employee stock plan	$171	$—

Non-GAAP Financial Measures

In addition to the measures presented in our consolidated financial statements, we regularly review other metrics, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key metrics we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Expenses, non-GAAP Profit before Tax, non-GAAP Provision for Income Tax, non-GAAP Net Income, non-GAAP Net Income per Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin (collectively, the “Non-GAAP Financial Measures”). These non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Provision for Income Tax, management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Provision for Income Taxes across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. By presenting these Non-GAAP Financial Measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance, and we believe that investors’ understanding of our performance is enhanced by our presenting these Non-GAAP Financial Measures, as they provide a reasonable basis for comparing our ongoing results of operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management and the investment community with valuable insight into matters such as: our ongoing core operations, our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance and evaluating companies in our industry. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these Non-GAAP Financial Measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

These Non-GAAP Financial Measures have significant limitations as analytical tools. Some of these limitations are that:

•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures exclude certain costs which are important in analyzing our GAAP results;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•such measures do not reflect our tax expense or the cash requirements to pay our taxes; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future;
•such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, thereby further limiting their usefulness as comparative measures.

The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those added back in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.

Our prior disclosure referred to non-GAAP Gross Profit and non-GAAP Gross Margin as Adjusted Gross Profit and Adjusted Gross Margin, respectively. No changes have been made to how we calculate these measures.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We calculate non-GAAP Gross Profit and non-GAAP Gross Margin excluding the items below from cost of revenues in applicable periods and we calculate and non-GAAP Gross Margin as non-GAAP Gross Profit divided by total net sales.

•PSL and Sanken Distribution Agreement - Represents the elimination of inventory cost amortization and foundry service payment related to one-time costs incurred in connection with the disposition of Polar Semiconductor, LLC (“PSL”) during the second fiscal quarter ended September 25, 2020 (the “PSL Divestiture”)
•Stock-based compensation - Represents non-cash expenses arising from the grant of stock awards
•AMTC Facility consolidation one-time costs - Represents one-time costs incurred in connection with closing of our manufacturing facility in Thailand (the “AMTC Facility”) and transitioning of test and assembly functions to the our manufacturing facility in the Philippines (the “AMPI Facility”) announced in fiscal year 2020 consisting of: moving equipment between facilities, contract terminations and other non-recurring charges. The closure and transition of the AMTC Facility is expected to be substantially complete by the end of March 2021. These costs are in addition to, and not duplicative of, the adjustments noted in note (*) below.
•Amortization of acquisition-related intangible assets - Represents non-cash expenses associated with the amortization of intangible assets in connection with the acquisition of Voxtel, Inc., which closed in August 2020.
•COVID-19 related expenses - Represents expenses attributable to the COVID-19 pandemic primarily related to increased purchases of masks, gloves and other protective materials, and overtime premium compensation paid for maintaining 24-hour service at the AMPI Facility.

(*) Non-GAAP Gross Profit and the corresponding calculation of non-GAAP Gross Margin in this release do not include adjustments consisting of:

•Additional AMTC related costs - Represents costs relating to the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility in the Philippines announced in fiscal year 2020 consisting of: the net savings expected to result from the movement of work to the AMPI Facility, which facility had duplicative capacity based on the buildouts of the AMPI Facility in fiscal years 2019 and 2018. The elimination of these costs did not reduce our production capacity and therefore did not have direct effects on our ability to generate revenue. The closure and transition of the AMTC Facility is expected to be substantially complete by the end of March 2021.
•Out of period adjustment for depreciation expense of GMR assets - Represents a one-time depreciation expense related to the correction of an immaterial error, related to 2017, for certain manufacturing assets that have reached the end of their useful lives.

Non-GAAP Operating Expenses, non-GAAP Operating Income and non-GAAP Operating Margin

We calculate non-GAAP Operating Expenses and non-GAAP Operating Income excluding the same items excluded above to the extent they are classified as operating expenses, and also excluding the items below in applicable periods. We calculate non-GAAP Operating Margin as non-GAAP Operating Income divided by total net sales.

•Transaction fees - Represents transaction-related legal and consulting fees incurred primarily in connection with (i) the unsuccessful acquisition of a competitor in fiscal year 2019, (ii) the acquisition of Voxtel, Inc. in fiscal year 2020, and (iii) the PSL Divestiture and the transfer of the Sanken products distribution business to PSL in fiscal year 2020.
•Severance - Represents severance costs associated with (i) labor savings initiatives to manage overall compensation expense as a result of the declining sales volume during the applicable period, including a voluntary separation incentive payment plan for employees near retirement and a reduction in force and (ii) the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility announced and initiated in fiscal year 2020.

(**) Non-GAAP Operating Income in this release does not include adjustments consisting of those set forth in note (*) to the calculation of non-GAAP Gross Profit, and the corresponding calculation of non-GAAP Gross Margin, above or:

•Labor savings - Represents salary and benefit costs related to employees whose positions were eliminated through voluntary separation programs or other reductions in force (not associated with the closure of the AMTC Facility or any other plant or facility) and a restructuring of overhead positions from high-cost to low-cost jurisdictions net of costs for newly hired employees in connection with such restructuring.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Non-GAAP Profit before Tax

We calculate EBITDA as net income minus interest income (expense), tax provision, and depreciation and amortization expenses. We calculate Adjusted EBITDA as EBITDA excluding the same items excluded above and also excluding the items below in applicable periods, We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total net sales. We calculate non-GAAP Profit before Tax as Profit before Tax excluding the same items excluded above and also excluding the items below in applicable periods.

•Non-core loss (gain) on sale of equipment - Represents non-core miscellaneous losses and gains on the sale of equipment
•Foreign currency translation loss (gain) - Represents losses and gains resulting from the remeasurement and settlement of intercompany debt and operational transactions, as well as transactions with external customers or vendors denominated in currencies other than the functional currency of the legal entity in which the transaction is recorded
•Income in earnings of equity investment - Represents our equity method investment in PSL
•Inventory cost amortization - Represents intercompany inventory transactions incurred from purchases made from PSL in fiscal year 2020. Such costs are one-time incurred expenses impacting our operating results during fiscal year 2021 following the PSL Divestiture. Such costs are not expected to have a continuing impact on our operating results after our second fiscal quarter of fiscal year 2021.
•Foundry service payment - Represents foundry service payments incurred under our Price Support Agreement with PSL in respect to the guaranteed capacity at PSL to support our production forecast and are one-time costs incurred impacting our operating results during fiscal year 2021 following the PSL Divestiture. Such costs are not expected to have a continuing impact on our operating results after fiscal year 2021.

Non-GAAP Provision for Income Tax

In calculating non-GAAP Provision for Income Tax, we have added-back the following to GAAP Provision for Income Taxes:

•Tax effect of adjustments to GAAP results - Represents the estimated income tax effect of the adjustments to non-GAAP Profit Before Tax described above and elimination of discrete tax adjustments.

	Three-Month Period Ended			Six-Month Period Ended
	September 25, 2020	June 26, 2020	September 27, 2019	September 25, 2020	September 27, 2019
	(Dollars in thousands)
Reconciliation of Gross Profit

GAAP Gross Profit	$61,770	$55,701	$68,606	$117,471	$127,993

PSL and Sanken distribution agreement	2,815	3,383	—	6,198	—
Stock-based compensation	53	97	45	150	90
AMTC facility consolidation one-time costs	408	544	—	952	—
Amortization of acquisition-related intangible assets	105	—	—	105	—
COVID-19 related expenses	73	—	—	73	—
Total	$3,454	$4,024	$45	$7,478	$90

Non-GAAP Gross Profit*	$65,224	$59,725	$68,651	$124,949	$128,083
Non-GAAP Gross Margin*	47.7%	51.9%	42.1%	49.7%	40.6%

*Non-GAAP Gross Profit and the corresponding calculation of non-GAAP Gross Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $2,281, $3,074, and $— for the three months ended September 25, 2020, June 26, 2020, and September 27, 2019, respectively, and out of period adjustment for depreciation expense of GMR assets of $768, $—, and $— for the three months ended September 25, 2020, June 26, 2020, and September 27, 2019, respectively, and (ii) additional AMTC related costs of $5,355 and $— for the six months ended September 25, 2020 and September 27, 2019, respectively, and out of period adjustment for depreciation expense of GMR assets of $768 and $— for the six months ended September 25, 2020 and September 27, 2019, respectively.

	Three-Month Period Ended			Six-Month Period Ended
	September 25, 2020	June 26, 2020	September 27, 2019	September 25, 2020	September 27, 2019
	(Dollars in thousands)
Reconciliation of Operating Expenses

GAAP Operating Expenses	$49,368	$51,169	$53,545	$100,537	$105,201

Stock-based compensation	527	348	329	875	658
AMTC facility consolidation one-time costs	1,358	1,161	—	2,519	—
Amortization of acquisition-related intangible assets	9	—	—	9	—
COVID-19 related expenses	398	4,000	—	4,398	—
Transaction fees	1,871	117	1,081	1,988	1,447
Severance	—	337	2,698	337	2,698
Total	$4,163	$5,963	$4,108	$10,126	$4,803

Non-GAAP Operating Expenses*	$45,205	$45,206	$49,437	$90,411	$100,398
*Non-GAAP Operating Expenses do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $380, $324, and $2,890 for the three months ended September 25, 2020, June 26, 2020, and September 27, 2019, respectively, and labor savings costs of $—, $109, and $2,414 for the three months ended September 25, 2020, and June 26, 2020, September 27, 2019, respectively, and (ii) additional AMTC related costs of $704 and $5,664 for the six months ended September 25, 2020 and September 27, 2019, respectively, and labor savings costs of $109 and $4,812 for the six months ended September 25, 2020 and September 27, 2019, respectively.

	Three-Month Period Ended			Six-Month Period Ended
	September 25, 2020	June 26, 2020	September 27, 2019	September 25, 2020	September 27, 2019
	(Dollars in thousands)
Reconciliation of Operating Income

GAAP Operating Income	$12,402	$4,532	$15,061	$16,934	$22,792

PSL and Sanken distribution agreement	2,815	3,383	—	6,198	—
Stock-based compensation	580	445	374	1,025	748
AMTC facility consolidation one-time costs	1,766	1,705	—	3,471	—
Amortization of acquisition-related intangible assets	114	—	—	114	—
COVID-19 related expenses	471	4,000	—	4,471	—
Transaction fees	1,871	117	1,081	1,988	1,447
Severance	—	337	2,698	337	2,698
Total	$7,617	$9,987	$4,153	$17,604	$4,893

Non-GAAP Operating Income*	$20,019	$14,519	$19,214	$34,538	$27,685
Non-GAAP Operating Margin* (% of net sales)	14.6%	12.6%	11.8%	13.7%	8.8%
*Non-GAAP Operating Income and the corresponding calculation of non-GAAP Operating Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $2,330, $3,398, and $2,890 for the three months ended September 25, 2020, June 26, 2020, and September 27, 2019, respectively, labor savings costs of $—, $109, and $2,414 for the three months ended September 25, 2020, June 26, 2020, and September 27, 2019, respectively, and out of period adjustment for depreciation expense of GMR assets of $768, $—, and $— for the three months ended September 25, 2020, June 26, 2020, and September 27, 2019, respectively, and (ii) additional AMTC related costs of $5,728 and $5,664 for the six months ended September 25, 2020 and September 27, 2019, respectively, labor savings costs of $109 and $4,812 for the six months ended September 25, 2020 and September 27, 2019, respectively, and out of period adjustment for depreciation expense of GMR assets of $768 and $— for the six months ended September 25, 2020 and September 27, 2019, respectively.

	Three-Month Period Ended			Six-Month Period Ended
	September 25, 2020	June 26, 2020	September 27, 2019	September 25, 2020	September 27, 2019
	(Dollars in thousands)
GAAP Net Income	$9,618	$4,854	$11,583	$14,472	$14,818

Interest (income) expense	(350)	(313)	65	(663)	70
Tax provision	2,082	528	2,833	2,610	10,168
Depreciation & amortization	12,487	11,539	15,988	24,026	31,477
EBITDA	$23,837	$16,608	$30,469	$40,445	$56,533

Adjustments to EBITDA
Non-core loss (gain) on sale of equip.	331	(38)	604	293	559
Foreign currency translation loss (gain)	1,318	(132)	(609)	1,186	(3,360)
Income in earnings of equity investment	(246)	(212)	—	(458)	—
Stock-based compensation	580	445	374	1,025	748
AMTC facility consolidation one-time costs	1,766	1,705	—	3,471	—
COVID-19 related costs	471	4,000	—	4,471	—
Transaction fees	1,871	117	1,081	1,988	1,447
Severance	—	337	2,698	337	2,698
Inventory cost amortization	1,115	1,583	—	2,698	—
Foundry service payment	1,700	1,800	—	3,500	—
Adjusted EBITDA*	$32,743	$26,213	$34,617	$58,956	$58,625
Adjusted EBITDA Margin*	24.0%	22.8%	21.2%	23.4%	18.6%

*Adjusted EBITDA and the corresponding calculation of Adjusted EBITDA Margin do not include adjustments for the following components of our net income: (i) additional AMTC related costs of $2,330, $3,398, and $2,890 for the three months ended September 25, 2020, June 26, 2020, and September 27, 2019, respectively, and labor savings costs of $—, $109, and $2,414 for the three months ended September 25, 2020, June 26, 2020, and September 27, 2019, respectively and (ii) AMTC additional costs of $5,728 and $5,664 for the six months ended September 25, 2020 and September 27, 2019, respectively, and labor savings costs of $109 and $4,812 for the six months ended September 25, 2020 and September 27, 2019, respectively.

	Three-Month Period Ended			Six-Month Period Ended
	September 25, 2020	June 26, 2020	September 27, 2019	September 25, 2020	September 27, 2019
	(Dollars in thousands)
Reconciliation of Profit before Tax

GAAP Profit before Tax	$11,700	$5,382	$14,416	$17,082	$24,986

Non-core loss (gain) on sale of equip.	331	(38)	604	293	559
Foreign currency transaction loss (gain)	1,318	(132)	(609)	1,186	(3,360)
Income in earnings of equity investment	(246)	(212)	—	(458)	—
PSL and Sanken distribution agreement	2,815	3,383	—	6,198	—
Stock-based compensation	580	445	374	1,025	748
AMTC facility consolidation one-time costs	1,766	1,705	—	3,471	—
Amortization of acquisition-related intangible assets	114	—	—	114	—
COVID-19 related expenses	471	4,000	—	4,471	—
Transaction fees	1,871	117	1,081	1,988	1,447
Severance	—	337	2,698	337	2,698
Total	$9,020	$9,605	$4,148	$18,625	$2,092

Non-GAAP Profit before Tax*	$20,720	$14,987	$18,564	$35,707	$27,078
*Non-GAAP Profit before Tax does not include adjustments for the following components of our net income: (i) additional AMTC related costs of $2,661, $3,398, and $2,890 for the three months ended September 25, 2020, June 26, 2020, and September 27, 2019, respectively, labor savings costs of $—, $109, and $2,414 for the three months ended September 25, 2020, June 26, 2020, and September 27, 2019, respectively, and out of period adjustment for depreciation expense of GMR assets of $768, $—, and $— for the three months ended September 25, 2020, June 26, 2020, and September 27, 2019, respectively, and (ii) additional AMTC related costs of $6,059 and $5,664 for the six months ended September 25, 2020 and September 27, 2019, respectively, labor savings costs of $109 and $4,812 for the six months ended September 25, 2020 and September 27, 2019, respectively, and out of period adjustment for depreciation expense of GMR assets of $768 and $— for the six months ended September 25, 2020 and September 27, 2019, respectively.

	Three-Month Period Ended			Six-Month Period Ended
	September 25, 2020	June 26, 2020	September 27, 2019	September 25, 2020	September 27, 2019
	(Dollars in thousands)
Reconciliation of Provision for Income Taxes

GAAP Provision for Income Taxes	$2,082	$528	$2,833	$2,610	$10,168
GAAP effective tax rate	17.8%	9.8%	19.7%	15.3%	40.7%

Tax effect of adjustments to GAAP results	859	1,808	375	2,667	(5,489)

Non-GAAP Provision for Income Taxes *	$2,941	$2,336	$3,208	$5,277	$4,679
Non-GAAP effective tax rate	14.2%	15.6%	17.3%	14.8%	17.3%
*Non-GAAP Provision for Income Taxes does not include tax adjustments for the following components of our net income: additional AMTC related costs, labor savings costs, and out of period adjustment for depreciation expense of GMR assets. The related tax effect of those adjustments to GAAP results were $768, $786 and $1,188 for the three months ended September 25, 2020, June 26, 2020, September 27, 2019, respectively, and $1,554 and $2,347 for the six months ended September 25, 2020 and September 27, 2019, respectively.

	Three-Month Period Ended			Six-Month Period Ended
	September 25, 2020	June 26, 2020	September 27, 2019	September 25, 2020	September 27, 2019
	(Dollars in thousands)
Reconciliation of Net Income

GAAP Net Income	$9,618	$4,854	$11,583	$14,472	$14,818

Non-core loss (gain) on sale of equip.	331	(38)	604	293	559
Foreign currency transaction loss (gain)	1,318	(132)	(609)	1,186	(3,360)
Income in earnings of equity investment	(246)	(212)	—	(458)	—
PSL and Sanken distribution agreement	2,815	3,383	—	6,198	—
Stock-based compensation	580	445	374	1,025	748
AMTC facility consolidation one-time costs	1,766	1,705	—	3,471	—
Amortization of acquired-related intangible assets	114	—	—	114	—
COVID-19 related expenses	471	4,000	—	4,471	—
Transaction fees	1,871	117	1,081	1,988	1,447
Severance	—	337	2,698	337	2,698
Tax effect of adjustments to GAAP results	(859)	(1,808)	(375)	(2,667)	5,489

Non-GAAP Net Income*	$17,779	$12,651	$15,356	$30,430	$22,399

*Non-GAAP Net Income does not include adjustments for the following components of our net income: (i) additional AMTC related costs of $2,661, $3,398, and $2,890 for the three months ended September 25, 2020, June 26, 2020, and September 27, 2019, respectively, labor savings costs of $—, $109, and $2,414 for the three months ended September 25, 2020, June 26, 2020, and September 27, 2019, respectively, and out of period adjustment for depreciation expense of GMR assets of $768, $—, and $— for the three months ended September 25, 2020, June 26, 2020, and September 27, 2019, respectively, (ii) additional AMTC related costs of $6,059 and $5,664 for the six months ended September 25, 2020 and September 27, 2019, respectively, labor savings costs of $109 and $4,812 for the six months ended September 25, 2020 and September 27, 2019, respectively, and out of period adjustment for depreciation expense of GMR assets of $768 and $— for the six months ended September 25, 2020 and September 27, 2019, respectively, and (iii) the related tax effect of adjustments to GAAP results $768, $786 and $1,188 for the three months ended September 25, 2020, June 26, 2020, September 27, 2019, respectively, and $1,554 and $2,347 for the six months ended September 25, 2020 and September 27, 2019, respectively.

Investor Contact:
Katherine Blye
Investor Relations
Phone: (603) 626-2306
kblye@ALLEGROMICRO.com